                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                     JOHN HANCOCK FINANCIAL SERVICES, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                         04-3483032
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                               -----------------

                              JOHN HANCOCK PLACE
                          BOSTON, MASSACHUSETTS 02117
                    (Address of Principal Executive Offices
                              including Zip Code)

                               -----------------

                      1999 LONG-TERM STOCK INCENTIVE PLAN
            NON-EMPLOYEE DIRECTORS' LONG-TERM STOCK INCENTIVE PLAN
                           (Full title of the Plans)

                               -----------------

                               THOMAS E. MOLONEY
                            CHIEF FINANCIAL OFFICER
                     JOHN HANCOCK FINANCIAL SERVICES, INC.
                              JOHN HANCOCK PLACE
                          BOSTON, MASSACHUSETTS 02117
                                (617) 572-6000
           (Name, address and telephone number of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
 Title of Securities         Proposed Maximum          Proposed Offering        Maximum Aggregate          Amount of
 to be Registered (1)    Amount to be Registered      Price per unit (2)         Offering Price         Registration Fee
----------------------  --------------------------  -----------------------  -----------------------  -------------------
-------------------------------------------------------------------------------------------------------------------------
  Common Stock, par
 value $.01 per share     25,156,403 shares              $ 37.785               $ 950,534,687.36       $ 237,633.68
--------------------------------------------------------------------------------------------------------------------------

(1) Each share of Common Stock includes a Series A Junior Participating Preferred Stock purchase Right issued pursuant to our Stockholder Rights Agreement. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also be deemed to cover any additional shares offered under the Plans to reflect share splits, share dividends, mergers and other capital changes.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, and based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange for May 11,
2001.

                               EXPLANATORY NOTE

     The Registration Statement has been prepared in accordance with the requirements of Form S-8 and relates to 25,156,403 shares of Common Stock, $.01 par value per share, of John Hancock Financial Services, Inc. Of this amount, 24,156,403 shares of Common Stock are registered for issuances under the Company's 1999 Long-Term Incentive Stock Incentive Plan (in addition to 16,585,000 shares of Common Stock previously registered on Form S-8, SEC File No. 333- 30718) and 1,000,000 shares of Common Stock are registered for issuances under the Company's Non-Employee Directors' Long-Term Stock Incentive Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     Incorporated by reference into this Registration Statement are the following documents heretofore filed by John Hancock Financial Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Commission on March 29, 2001;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and filed with the Commission on May 15, 2001; and

     (c) the description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Commission on January 7, 2000 from the Company's Registration Statement on Form S-1, as amended (No. 333-87271), and any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.  Description of Securities
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

     The validity of the Common Stock that may be issued by the Company pursuant to the Plans will be passed upon for the Company by Philip Clarkson, Vice President and Counsel for the Company.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Delaware General Corporation Law (the "Delaware Law") permits a Delaware corporation to include a provision in its Certificate of Incorporation, and the Company's Restated Certificate of Incorporation so provides, eliminating or limiting the personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any such of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions. Under Delaware law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In derivative actions, indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and, in the event such person shall have been adjudged to be liable to the corporation, only to the extent that a proper court shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses.

     The Company's By-Laws provide that directors and officers shall be, and at the discretion of the Board of Directors, nonofficer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company and further permits the advancing of expenses incurred in defending claims. The By-Laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any By-Law, agreement, vote of stockholders or otherwise. The Company's Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     The Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

     Not applicable.

Item 8.  Exhibits
         --------

     The Exhibit Index immediately preceding the exhibits is incorporated by reference.

Item 9.  Undertakings
         ------------

     (a) The undersigned Company hereby undertakes

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on the 14th day of May, 2001.

                                JOHN HANCOCK FINANCIAL SERVICES, INC.



                                By: /s/ David F. D'Alessandro
                                   -----------------------------------
                                   David F. D'Alessandro
                                   Chairman and Chief Executive Officer


     Each person whose signature appears below does hereby make, constitute and appoint Thomas E. Moloney and Wayne A. Budd and each of them with full power without the other to act as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of John Hancock Financial Services, Inc. (the "Company"), the Registration Statement of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $0.01, in connection with and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                        Title                     Date

     /s/ David F. D'Alessandro
     -------------------------  Chief Executive Officer          May 14, 2001
     David F. D'Alessandro      and Chairman of the Board of
                                Directors (Principal Executive
                                Officer)

     /s/ Thomas E. Moloney
     ----------------------     Chief Financial Officer          May 14, 2001
     Thomas E. Moloney          (Principal Financial Officer
                                and Principal Accounting
                                Officer)
     /s/ Wayne A. Budd
     ----------------------     Executive Vice President,        May 14, 2001
     Wayne A. Budd              General Counsel and Director

     /s/ Samuel W. Bodman
     ----------------------        Director                         May 14, 2001
     Samuel W. Bodman


     /s/ I. MacAllister Booth
     -------------------------     Director                         May 14, 2001
     I. MacAllister Booth


     /s/ John M. Connors, Jr.
     -------------------------     Director                         May 14, 2001
     John M. Connors, Jr.


     /s/ Robert E. Fast
     ----------------------        Director                         May 14, 2001
     Robert E. Fast


     /s/ Kathleen Foley Feldstein
     ----------------------------  Director                        May 14, 2001
     Kathleen Foley Feldstein


     /s/ Nelson S. Gifford
     ----------------------        Director                         May 14, 2001
     Nelson S. Gifford


     /s/ Michael C. Hawley
     ----------------------        Director                         May 14, 2001
     Michael C. Hawley


     /s/ Edward H. Linde
     ----------------------        Director                         May 14, 2001
     Edward H. Linde


     /s/ Judith A. McHale
     ----------------------        Director                         May 14, 2001
     Judith A. McHale


     /s/ R. Robert Popeo
     ----------------------        Director                         May 14, 2001
     R. Robert Popeo


     /s/ Richard F. Syron
     ----------------------        Director                         May 14, 2001
     Richard F. Syron


     /s/ Robert J. Tarr, Jr.
     -----------------------       Director                         May 14, 2001
     Robert J. Tarr, Jr.

                                 EXHIBITS INDEX



Exhibit No.   Description of Exhibit
-----------   ----------------------

   5          Opinion of Philip Clarkson, John Hancock Financial Services, Inc.
              Vice President and Counsel.

  10.1* 1999 Long-Term Stock Incentive Plan (as amended and restated effective May 14, 2001).

  10.2*       Non-Employee Directors' Long-Term Stock Incentive Plan.

  23.1        Consent of Ernst & Young LLP.

  23.2        Consent of Philip Clarkson, John Hancock Financial Services, Inc.
              Vice President and Counsel (included in Exhibit 5).

  24 Power of Attorney (filed herewith - see pages 6-7 of the Registration Statement).

* Incorporated by reference to registrant's filing of such plan with definitive proxy materials filed with the Commission on April 2, 2001.